EXHIBIT (a)(1)(C)
NOTICE OF GUARANTEED DELIVERY
of Shares of Common Stock
Pursuant to the
HCA Inc.
Offer to Purchase For Cash
Up to 50,000,000 Shares of its Common Stock
at a Purchase Price not greater than $50.00
nor less than $43.00 per Share
            THE OFFER, WITHDRAWAL RIGHTS AND PRORATION PERIOD WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MONDAY, NOVEMBER 14, 2005, UNLESS THE OFFER IS EXTENDED.
      As set forth under Section 3 of the Offer to Purchase (as defined below), this form (or a facsimile hereof) must be used to accept the Offer (as defined below) if:

(i) certificates representing shares of common stock, par value $0.01 per share (the “Shares”), of HCA Inc., a Delaware corporation (the “Company”), cannot be delivered to National City Bank, the Depositary, prior to 5:00 p.m., New York City time, on Monday, November 14, 2005, unless extended (such date and time, as the same may be extended, the “Expiration Date”);

(ii) the procedure for book-entry transfer set forth in Section 3 of the Company’s Offer to Purchase, dated October 14, 2005 (the “Offer to Purchase”), cannot be completed on a timely basis; or

(iii) the Letter of Transmittal (or a facsimile thereof) and all other required documents cannot be delivered to the Depositary on or before the Expiration Date.
      This Notice of Guaranteed Delivery, properly completed and executed, may be delivered by hand to the Depositary, or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase) in the form set forth herein. See the guaranteed delivery procedures described under Section 3 of the Offer to Purchase.
The Depositary for the Offer is:
NATIONAL CITY BANK

By Mail:	By Courier:	By Hand:
P.O. Box 859208 Braintree, MA 02185-9208	161 Bay State Drive Braintree, MA 02184 By Facsimile Transmission: (781) 380-3388	Corporate Trust Operations Locator 5352 Third Floor — North Annex 4100 West 150(th) Street Cleveland, Ohio 44135

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
      THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
Ladies and Gentlemen:
      The undersigned hereby tenders to the Company, at the price per Share indicated in this Notice of Guaranteed Delivery, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal (which together, as they may be amended or supplemented from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number of Shares set forth below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.
Odd Lots
      To be completed only if the Shares are being tendered by or on behalf of a person who owns beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or

☐	is a broker dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) thereof, Shares with respect to which it is record holder and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person is the beneficial or record owner of an aggregate of fewer than 100 Shares and is tendering all of such Shares.
      In addition, the undersigned is tendering Shares either (check one box):

☐	at the Purchase Price (as defined below), as the same shall be determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per Share below); or

☐	at the price per Share indicated below under “Price (in Dollars) per Share at Which Shares are Being Tendered”.
Conditional Tender
      A tendering shareholder may condition his or her tender of Shares upon the Company purchasing a specified minimum number of the Shares tendered by the tendering shareholder, all as described in Section 6 of the Offer to Purchase. Unless at least that minimum number of Shares indicated below is purchased from the tendering shareholder by the Company pursuant to the terms of the Offer, none of the Shares tendered by the tendering shareholder will be purchased. It is the tendering shareholder’s responsibility to calculate that minimum number of Shares that must be purchased from the tendering shareholder if any are purchased, and each shareholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, the tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased from the tendering shareholder, if any are purchased, is: Shares.

      If, because of proration, the minimum number of Shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares and, if true, checked the following box:

☐	The tendered Shares represent all Shares held by the undersigned.
Shares Tendered at Price Determined Pursuant to the Offer

☐	I want to maximize the chance of having the Company accept for purchase all of the Shares I am tendering (subject to the possibility of proration). Accordingly, by checking this one box instead of one of the price boxes below, I hereby tender Shares at, and am willing to accept, the Purchase Price resulting from the Offer process. This action could result in receiving a price as low as $43.00 per Share.
OR

☐	Price (in Dollars) per Share at Which Shares are Being Tendered

☐ $43.00	☐ $44.25	☐ $45.50	☐ $46.75	☐ $48.00	☐ $49.25
☐ $43.25	☐ $44.50	☐ $45.75	☐ $47.00	☐ $48.25	☐ $49.50
☐ $43.50	☐ $44.75	☐ $46.00	☐ $47.25	☐ $48.50	☐ $49.75
☐ $43.75	☐ $45.00	☐ $46.25	☐ $47.50	☐ $48.75	☐ $50.00
☐ $44.00	☐ $45.25	☐ $46.50	☐ $47.75	☐ $49.00
IF MORE THAN ONE BOX IS CHECKED OR IF NO BOX IS CHECKED,
THERE IS NO PROPER TENDER OF SHARES OF COMMON STOCK.
(PLEASE TYPE OR PRINT)
Signature(s):

Name(s) of Record Holder(s):

Number of Shares:

Certificate Number(s) (If Available):

Dated:	, 2005

Address(es):

(Include Zip Code)
Area Code and Telephone Number(s):

Taxpayer Identification or Social Security Number:

Check box if Shares will be tendered by book-entry transfer: ☐
THE GUARANTEE ON THE FOLLOWING PAGE MUST BE COMPLETED.

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEES)
          The undersigned is a member in good standing of the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each such entity, an “Eligible Institution”) and represents that: (a) the above-named person(s) has a net long position in Shares or equivalent securities at least equal to the Shares tendered hereby within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and (b) such tender of Shares complies with Rule 14e-4, and guarantees that the Depositary will receive (i) certificates of the Shares tendered hereby in proper form for transfer, or (ii) confirmation that the Shares tendered hereby have been delivered pursuant to the procedure for book-entry transfer set forth in Section 3 of the Offer to Purchase into the Depositary’s account at The Depository Trust Company together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), or an Agent’s Message, in the case of a book-entry transfer, and any other documents required by the Letter of Transmittal, all within three NYSE trading days after the date the Depositary receives this Notice of Guaranteed Delivery.

Name of Firm:

Address:

(Include Zip Code)
Area Code and Telephone No.:

Authorized Signature:

Name:

(Please Print or Type)
Title:

Date:

NOTE: DO NOT SEND CERTIFICATES FOR THE SHARES WITH THIS NOTICE.
CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

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